UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Annapolis Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[GRAPHIC OMITTED]

1000 Bestgate Road, Suite 400

Annapolis, Maryland 21401

(410) 224-4455

April 13, 2007

Dear Stockholder:

You are cordially invited and encouraged to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Annapolis Bancorp, Inc. (the “Company”), the holding company for BankAnnapolis (the “Bank”), Annapolis, Maryland, which will be held on May 17, 2007, at 4:00 p.m., Eastern Daylight Savings Time, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401.

The attached Notice of the Annual Meeting and the Proxy Statement describes the formal business to be transacted at the Annual Meeting. Directors and officers of Annapolis Bancorp, Inc., as well as a representative of Stegman & Company, the Company’s independent registered public accounting firm, will be present at the Annual Meeting to discuss the Company and the Bank and respond to any questions that our stockholders may have.

The Board of Directors of Annapolis Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each matter under consideration.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

Sincerely,

/s/ Richard M. Lerner
Richard M. Lerner
Chairman and CEO

ANNAPOLIS BANCORP, INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Annapolis Bancorp, Inc. (the “Company”) will be held on May 17, 2007, at 4:00 p.m., Eastern Daylight Savings Time, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401, for the following purposes:

(1)	To elect four directors;

(2)	To approve the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan;

(3)	To ratify the selection of Stegman & Company as independent registered public accountants for the fiscal year ending December 31, 2007; and

(4)	To transact any other business that may properly come before the meeting, and at any adjournments thereof, including whether or not to adjourn the meeting.

Only those holders of record of Common Stock as of the close of business on March 23, 2007, are entitled to notice of and to vote at the 2007 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Please sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy at any time before it is exercised by delivering to the secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. You may also withdraw your proxy at the meeting should you be present and desire to vote your shares in person. All stockholders are cordially invited to attend.

By Order of the Board of Directors

/s/ Rita D. Demma
Rita D. Demma
Secretary

Annapolis, Maryland

April 13, 2007

ANNAPOLIS BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

Solicitation and Voting of Proxies

This Proxy Statement is being mailed on or about April 13, 2007, to the stockholders of Annapolis Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 17, 2007, at 4:00 p.m., Eastern Daylight Savings Time, and at any adjournments or postponements thereof, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401.

Regardless of the number of shares of common stock owned, it is important that stockholders be represented by proxy or in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the approval and ratification of the specific proposals presented in this proxy statement.

Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies on behalf of the Board of Directors of the Company will be borne by BankAnnapolis (the “Bank”). Proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, without compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Principal Holders Thereof

Stockholders are entitled to one vote for each share of common stock, par value $.01 per share (the “Common Stock”) registered in their names on the stock transfer books of the Company at the close of business on March 23, 2007, the record date fixed by the Board of Directors (the “Record Date”). At March 23, 2007, the Company had outstanding 4,101,893 shares of Common Stock entitled to vote at the Annual Meeting.

The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and for the other proposals. Votes withheld from a director nominee, abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exits.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominee proposed by the Board of Directors, or to “WITHHOLD” authority to vote for the nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes; or (ii) proxies as to which authority to vote for the nominee being proposed is withheld.

As to the approval of the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan and the ratification of

Stegman & Company as independent registered public accounting firm of the Company by checking the appropriate box, you may (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” with respect to the item. All such matters shall be determined by a majority of the votes cast, without regard to either (i) broker non-votes; or (ii) proxies marked “ABSTAIN” as to that matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock as of March 23, 2007, by each of the Company’s directors, nominees and Named Executive Officers, as hereinafter defined, by each person known by the Company to own beneficially more than 5% of the Company’s voting securities, and by all the executive officers and directors of the Company as a group, including the number of shares beneficially owned by and percentage ownership of each such person as of that date. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that owned more than 5% of the Company’s Common Stock as of the Record Date.

Name and Address of Beneficial Owner	Number of Shares Owned (1)		Percent of Class
Walter L. Bennett, IV 327 Broad Creek Drive Edgewater, MD 21037	3,333		0.08%
Clyde E. Culp, III 1907 Hidden Point Road Annapolis, MD 21401	3,778	(4)	0.09%
Kendel S. Ehrlich 2016 Monticello Drive Annapolis, MD 21401	1,100		0.03%
Margaret Theiss Faison 14904 Little Bennett Drive Clarksburg, MD 20871	34,664	(2)	0.85%
F. Carter Heim 1842 Kimberwicke Place Annapolis, MD 21401	14,594	(3)	0.36%
Robert E. Kendrick, III 850 Thicket Court Odenton, MD 21113	32,887	(2)	0.80%
Stanley J. Klos, Jr. 76 Chautaugua Road Arnold, MD 21012	46,236	(3)	1.13%
J. Mitchell Krebs 314 Heathfield Lane Annapolis, MD 21403	4,000	(6)	0.10%
Lawrence E. Lerner 2711 Washington Avenue Chevy Chase, MD 20815	1,580,491	(3)	38.53%
Richard M. Lerner 400 Beards Dock Crossing Annapolis, MD 21403	244,440	(5)	5.96%
Nancy Lowell 46 St. Andrews Road Severna Park, MD 21146	3,180	(4)	0.03%
Lawrence W. Schwartz 12000 Market St. Reston, VA 20190	43,932	(3)	1.07%

Ermis Sfakiyanudis 2813 Durmont Court Annapolis, MD 21401	12,442	(3)	0.30%
Clifford T. Solomon 9 Riverview Road Severna Park, MD 21146	3,378	(4)	0.08%
Executive Officers and Directors as a group (14 persons)	2,028,455	(7)	49.45%

(1)	Information relating to beneficial ownership of Common Stock is based upon “beneficial ownership” concepts set forth in rules of the Securities and Exchange Commission under Section 13(d) of the Exchange Act. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power” which includes the power to vote or direct the voting of such security, or “investment power” which includes the power to dispose or to direct the disposition of such security. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities in which he has no beneficial interest. For instance, beneficial ownership may include spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations, or deferred compensation plans which are affiliated with the principal.

(2)	Includes options to purchase 31,110 shares of Company Common Stock which are exercisable within 60 days of March 23, 2007 and are included with shares outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned.

(3)	Includes options to purchase 8,888 shares each of Company Common Stock which are exercisable within 60 days of March 23, 2007 and are included with shares outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned.

(4)	Includes options to purchase 1,778 shares each of Company Common Stock which are exercisable within 60 days of March 23, 2007 and are included with shares outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned.

(5)	Includes options to purchase 35,554 shares of Company Common Stock which are exercisable within 60 days of March 23, 2007 and are included with shares outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned.

(6)	Includes options to purchase 4,000 shares of Company Common Stock which are exercisable within 60 days of March 23, 2007 and are included with shares outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned.

(7)	Includes options to purchase 151,548 shares each of Company Common Stock which are exercisable within 60 days of March 23, 2007 and are included with shares outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

The number of directors of the company is set at eleven (11) and currently ten (10) directors are in office. Ms. Kendel S. Ehrlich, however, has been nominated to fill the eleventh director seat. The Company’s Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board shall permit, with directors of each class being elected for three-year terms at each Annual Meeting. The terms of three directors of the Company will expire at the time of the Annual Meeting. Four directors are to be elected at the Annual Meeting. Each of the nominees except for Ms. Ehrlich, is currently a member of the Board. The three incumbent directors have been nominated to be elected to hold office until the 2010 Annual Meeting or until their respective successors are elected and qualified or until their earlier resignation or removal. The incumbent nominees are Messrs. Clyde E. Culp, III, Stanley J. Klos, Jr. and Richard M. Lerner. Ms. Kendel S. Ehrlich is nominated to hold office until the 2010 Annual Meeting or until her successor is elected and qualified or until her earlier resignation or removal. The Board of Directors has determined that all of the directors listed with the exception of Messrs Lawrence E. Lerner and Richard M. Lerner are “independent” under the rules of The NASDAQ Stock Market regarding general independence of directors, which constitutes, as required, a majority of the Board.

The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all four nominees listed in the following table. Directors are elected by a plurality of votes cast. Each nominee has consented to serve as a director, if elected. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director but, if for any reason any nominee is not willing or able to serve as a director, the accompanying proxy will be voted FOR a substitute nominee chosen by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES NAMED IN THIS PROXY STATEMENT.

Information Concerning Nominees

The following table sets forth information as of the Record Date concerning persons nominated by the Board of Directors for election as directors of the Company to serve until the Annual Meeting of Stockholders previously designated or until their successors have been elected and qualified or until their earlier resignation or removal. Except as indicated, the nominees have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

Nominees

Name of Director	Age, Principal Occupation, Position with the Company and the Bank
Clyde E. Culp, III	Mr. Culp, age 64, currently serves in a consulting capacity to the restaurant industry and is involved in several businesses through his company, Culp Enterprises, LLC. Mr. Culp has an extensive background in hotel and restaurant management dating back to the 1970s. Mr. Culp founded Davco Food, Inc., which grew to be the largest Wendy’s restaurant franchise in the world, and served as its Chairman and CEO until it was sold in 1987. During his career, Mr. Culp served as Chief Operating Officer of Holiday Inns, President and CEO of Embassy Suites Hotels and Long John Silvers, and most recently as Chairman of Caribbean Restaurant Concepts, Inc. Mr. Culp is a resident of Annapolis and serves on the boards of several non-restaurant companies. Mr. Culp has been a Director of the Company and the Bank since 2004.

Kendel S. Ehrlich	Ms. Ehrlich, age 45, an attorney, is the former First Lady of the State of Maryland. A resident of Annapolis, Ms. Ehrlich worked in various capacities at Comcast Cable between 1997 and 2007. Prior to joining Comcast, Ms. Ehrlich worked for five years as a prosecutor with Harford County, Maryland and for five years as a public defender with Anne Arundel County, Maryland. Ms. Ehrlich has served on various charitable boards including GMBC Hospital, Cystic Fibrosis of Maryland and the Maryland Woman’s Heritage Center. Ms. Ehrlich has been a Director of the Bank since 2007.

Stanley J. Klos, Jr.	Mr. Klos, age 55, became Vice-Chairman of the Bank in 2003 and has served as a Director of the Company and Bank since 1997. Mr. Klos has practiced law in Anne Arundel and Prince George’s Counties since 1977. He is currently a shareholder with the firm of O’Malley, Miles, Nylen & Gilmore, P.A. He is a member of the Maryland, District of Columbia, Anne Arundel County, and Prince George’s County Bar Associations. Mr. Klos, a resident of Arnold, is active in community affairs and serves on the boards of directors of the 21st Century Education Foundation, the Anne Arundel County branch of the YMCA of Central Maryland, and Hospice of the Chesapeake.

Richard M. Lerner	Mr. Lerner, age 47, has served as Chief Executive Officer of the Company since 1999 and became Chairman in 2001. He has also served as Chairman of the Bank since 1999. In 2002, Mr. Lerner was appointed President and Chief Executive Officer of the Bank, a position he held on an interim basis in 1999. From 1984 to 1999, Mr. Lerner was President of White Flint Builders, Inc., an upscale residential development and construction company located in Bethesda, Maryland. Mr. Lerner earned a Masters in Business Administration from the A. B. Freeman School of Business at Tulane University in 1983. A resident of Annapolis, Mr. Lerner has been a Director of the Company and the Bank since their inception. Mr. Lerner is a current board member of the Hospice of the Chesapeake Foundation and the Foundation for Community Partnerships. He is the son of Lawrence E. Lerner, also a Director of the Company and Bank.

Information Concerning Continuing Directors and Executive Officers

The following table sets forth information as of the Record Date concerning directors and Executive Officers of the Company and the Bank whose terms of office will continue after the 2007 Annual Meeting. As indicated, some directors will serve until the 2008 Annual Meeting, and other directors will serve until the 2009 Annual Meeting. Except as indicated, the directors have been involved with the organizations named below or of affiliated organizations for more than five years.

Directors serving until 2008

Name of Director	Age, Principal Occupation, Position with the Company and the Bank
Lawrence E. Lerner	Mr. Lerner, age 74, has been active in real estate development in the Washington, D.C. metropolitan area for over 40 years. He has been involved in the development and construction of two regional shopping centers, several other commercial developments, and more than 2,800 apartment units. Mr. Lerner manages his real estate investments, comprised of various partnership interests in entities which own real estate. He has been a Director of the Company and the Bank since their inception. Mr. Lerner is the father of Richard M. Lerner, a Director of the Company and the Bank.

Lawrence W. Schwartz	Mr. Schwartz, age 49, is a certified public accountant who has operated CPA firms since 1984 and currently is managing partner of Schwartz Weissman & Co, PC, an accounting and business consulting firm. Mr. Schwartz has served since 1997 as an adjunct professor of accountancy at The George Washington University and most recently at George Mason University. Mr. Schwartz has been a Director of the Company since 1997 and a Director of the Bank since its inception.

Ermis Sfakiyanudis	Mr. Sfakiyanudis, age 38, presently serves as President and CEO of eTelemetry, Inc. an Annapolis-based network technology firm. Mr. Sfakiyanudis has been with eTelemetry since 2005. Mr. Sfakiyanudis is also a founding Principal of Sigma Engineering, Inc. Mr. Sfakiyanudis joined Sigma in 1993. Mr. Sfakiyanudis has been Chairman of the Board of Directors of the Anne Arundel Economic Development Corporation for the last five years, and is also a member of numerous professional associations. Mr. Sfakiyanudis has been a Director of the Company and the Bank since 2000.

Clifford T. Solomon	Dr. Solomon, age 45, is a neurosurgeon affiliated with the Anne Arundel Medical Center, where he served from 1999 to 2004 as Chairman of Surgery. Dr. Solomon is also Director of the Maryland Neurological Institute in Annapolis and assistant professor of neurosurgery at Johns Hopkins Hospital and University of Maryland Hospital. A resident of Severna Park, Dr. Solomon is a member of numerous professional societies and in 2003 created a foundation to provide surgery to critical patients who could not otherwise afford it. Dr. Solomon has been a Director of the Company and the Bank since 2004.

Directors serving until 2009

Name of Director	Age, Principal Occupation, Position with the Company and the Bank
Walter L. Bennett, IV	Mr. Bennett, age 50, is President and owner of Skip Bennett Marine LTD, a company he founded in 1973. A resident of Edgewater, Mr. Bennett has been active in the marine trades in Anne Arundel County for 30 years. He currently owns and operates Hartley Marine, Inc. and South River Marina in Edgewater, Maryland. Mr. Bennett is a current member and past president of the Washington Area Marine Dealers Association and a current member of the Marine Trades Association of Maryland. Mr. Bennett has been a Director of the Company and the Bank since 2005.

F. Carter Heim	Mr. Heim, age 53, is a Certified Public Accountant who has been in practice since December 1975 and is past President of the Maryland Association of CPAs. Mr. Heim is also currently a member of the American Institute of CPAs and the Annapolis and Anne Arundel Chamber of Commerce. Mr. Heim is President of HeimLantz, Professional Corporation. Prior to establishing his own firm, Mr. Heim was Executive Vice President of Hammond & Heim, Chartered. Mr. Heim has been a Director of the Company and Bank since 2000.

Nancy Lowell	Ms. Lowell, age 52, is President and design director of custom stationery design firm Lallie, Inc., a company that she founded in 1977. Ms. Lowell, a resident of Severna Park, is a member of numerous professional societies and is a current board member of the Hospice of the Chesapeake Foundation. Ms. Lowell has been a Director of the Company and the Bank since 2004.

Executive Officers (who are not also Directors)

Name of Executive Officer	Age, Principal Occupation, Position with the Company and the Bank
Margaret Theiss Faison	Ms. Faison, age 49, is Chief Financial Officer and Treasurer of the Company and Senior Vice President, Chief Financial Officer and Treasurer of the Bank, positions she has held since joining the Company and the Bank in 1999. Prior to joining the Company, Ms. Faison was Senior Vice President and Chief Financial Officer of Sterling Bank & Trust Co. of Baltimore from 1997 until 1999. Ms. Faison was previously Vice President and Chief Financial Officer with Mellon Bank (MD).

Robert E. Kendrick, III	Mr. Kendrick, age 61, is Senior Vice President and Chief Credit Officer of the Bank positions he has held since joining the Company and the Bank. Prior to joining the Bank in 1999, Mr. Kendrick held similar positions from 1967 through 1999 with Citizens National Bank of Laurel, Bank of Maryland, Sterling Bank & Trust Co. of Baltimore and NationsBank.

J. Mitchell Krebs	Mr. Krebs, age 45, is Senior Vice President and Chief Business Development Officer of the Bank, positions he has held since 2005. Prior to joining the Bank in 2005, Mr. Krebs was with SunTrust from 1985 until 2005 most recently as a Vice President and Sales Manager for the Annapolis Market and as a Team Leader for Business Banking.

Committees

The Company and the Bank have standing joint Audit and Compensation Committees. The Company does not have a standing Nominating Committee. The members of each of the named committees serve at the discretion of the Board of Directors.

The Audit Committee examines accounting processes, reviews financial disclosures and meets privately outside the presence of Company and Bank management with the independent registered public accountants to discuss internal accounting control policies and procedures. The Committee reports on such meetings to the Boards of Directors. The Committee selects the independent registered public accountants, reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit, and reviews the fees of the independent registered public accountants. The Audit Committee operates under the written charter it has adopted, which will be reassessed for adequacy on an annual basis.

Messrs. Schwartz (Chairman) and Heim and Ms. Lowell currently serve as members of the Audit Committee. Messrs. Schwartz and Heim and Ms. Lowell are “independent” under the rules of The NASDAQ Stock Market regarding general independence of directors. None has ever been an employee of the Company or any subsidiary. The Audit Committee met twelve (12) times during 2006. The Committee’s report appears on pages 22-23 of this proxy statement. The Board of Directors has determined that Mr. Schwartz and Mr. Heim are the “audit committee financial experts” as that term is defined in Item 401(e) of Regulation S-B.

The Compensation Committee consists of Messrs. Klos (Chairman) and Sfakiyanudis and Ms. Lowell. The Committee reviews and determines salaries and other benefits for board members and executive and senior management persons of the Company and its subsidiaries. The Committee determines which employees shall be granted stock options, the terms of such grants, and reviews incentive and other compensatory plans and arrangements. All of the members of the Compensation Committee are “independent” under the rules of The NASDAQ Stock Market regarding general independence of directors. The Compensation Committee met four (4) times during 2006. The Compensation Committee operates under the written charter it has adopted, which will be reassessed for adequacy on an annual basis.

Nominees for election to the Board of Directors of the Company and the Bank are either selected or recommended for the Board’s selection by a majority of the independent members of the Board of Directors. The Board of Directors believes that the independent members of the Board of Directors can satisfactorily carry out the responsibility of properly selecting or approving nominees for the Board of Directors without the formation of a standing nominating committee. The members of the Board of Directors who participate in the consideration of director nominees are Walter L. Bennett, IV, Clyde E. Culp, III, F. Carter Heim, Stanley J. Klos, Jr., Nancy Lowell, Lawrence W. Schwartz, Ermis Sfakiyanudis and Clifford T. Solomon. In accordance with the rules of The NASDAQ Stock Market regarding general independence of directors, all such board members are “independent.” As there is no standing nominating committee, the Company does not have a nominating committee charter in place. The independent Directors met one (1) time during 2006 in their nominating capacity.

The independent Directors will consider stockholder nominations submitted to them in writing in care of the Company if such nominations are timely submitted. To be considered timely, the nominations must be received at least thirty (30) but not more than sixty (60) days prior to the Annual Meeting if the Company has given at least forty (40) days prior notice of the meeting. Otherwise, such nominations should be submitted within ten (10) days of the Company first giving notice of the Annual Meeting. The written notice must set forth certain information specified in the Company’s Certificate of Incorporation. The Company did not receive any stockholder nominations in connection with the Annual Meeting.

In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, an “independent” director, within the meaning of The NASDAQ Stock Market rules, designated by the Board will then initiate the search. While conducting the search the “independent” director will utilize staff support, seek input from other directors and senior management, and consider any nominees previously submitted by stockholders. An initial slate of candidates satisfying the qualifications set forth will then be identified and presented to all independent directors. The independent directors will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the independent members of the Board of Directors will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for election or appointment to the Board.

Stockholder Communications with the Board of Directors

The Company has established procedures for stockholders to communicate directly with the Board of Directors on a confidential basis. Stockholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

About the Board of Directors

The Board of Directors of the Company met twelve (12) times during 2006 and the Board of Directors of the Bank met thirteen (13) times during 2006. Each director of the Company attended at least 75% of the total number of meetings of the Board and all Board Committees on which he or she served during the period that he or she has been a director or served on such Committees with the exception of Dr. Solomon who attended 67% of all meetings.

The Company pays no board or committee fees. Directors of the Bank received fees for each board and committee meeting attended in 2006 in the amount of $400 per Board of Directors meeting, $325 per Audit Committee meeting and $250 per other committee meeting. Each director also received an annual retainer of $5,000 paid in quarterly installments. Mr. R. Lerner received no fees for attendance at board or committee meetings as he is a full-time employee of the Bank.

Directors are encouraged to attend annual meetings of stockholders. Messrs. Culp, Klos, R. Lerner, Sfakiyanudis, and Solomon and Ms. Lowell attended the prior year’s annual meeting.

Director Compensation

DIRECTOR COMPENSATION

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)	Options Awards ($)	All Other Compensation ($)	Total ($)
Walter L. Bennett, IV	8,700	—	—	8,700
Clyde E. Culp, III	10,650	7,536	—	18,186
F. Carter Heim	14,450	—	—	14,450
Stanley J. Klos, Jr.	12,700	—	—	12,700
Lawrence E. Lerner	10,450	—	—	10,450
Nancy Lowell	14,950	7,536	—	22,486
Lawrence W. Schwartz	14,200	—	—	14,200
Ermis Sfakiyanudis	10,650	—	—	10,650
Clifford T. Solomon	8,200	7,536	—	15,736

Notes to Columns:

(b)	Directors’ earned an annual retainer of $5,000 per year plus Bank meeting fees. No fees are paid for holding company meetings. Fees were paid for all Bank Board of Directors meetings at a rate of $400 per meeting. Fees were paid for Committee meetings at a rate of $250 per meeting with the exception of Audit Committee meetings, for which fees were paid at a rate of $325 per meeting.

(c)	The dollar value reported for stock options reflects their expense for 2006 as determined for FAS 123(R) purposes based on the Black-Scholes valuation method. Stock options granted in prior years were granted to directors elected prior to May 2005 after the directors had served a minimum of one year on the Board. The options were priced at the average of the bid and ask price on the date of the grant. Options vest at a rate of 20% per year for the first five years. The aggregate number of shares subject to outstanding stock awards for each director on December 31, 2006 were as follows: Bennett (zero shares); Culp (8,888 shares), Heim (8,888) shares, Klos (8,888) shares, L. Lerner (8,888) shares, Lowell (8,888 shares), Schwartz (8,888 shares), Sfakiyanudis (8,888) shares and Solomon (8,888 shares).

For 2007, in lieu of paying a $5,000 annual cash retainer, the Board of Directors recently approved granting Restricted Share Units (“RSUs”) in an equivalent amount to members of the Board of Directors. The RSUs will vest at the end of the calendar year in which they are granted. The grant would be forfeited if the director leaves before the grant vests.

Annapolis Bancorp, Inc. – Compensation Committee Report

Executive Summary

The Company’s and the Bank’s executive compensation program for our named executive officers (“NEOs”) is administered by the Compensation Committee of the Board of Directors. Our NEOs include our Chairman, President and Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and the two other most highly compensated officers listed in the Summary Compensation Table below.

The Compensation Committee is responsible for the strategic direction of the Company’s executive compensation structure including recommending cash compensation, incentive compensation, and equity based awards as an inducement to attract and retain qualified managers and employees and for plans in which most employees of the Bank participate, such as health and welfare plans and the 401(k) plan.

On behalf of you and our shareholders generally, the Compensation Committee has carefully monitored our executive compensation programs. The Compensation Discussion and Analysis and Tables that follows will show, we believe, structures for executive compensation that strike an appropriate balance between preserving capital for shareholders, maximizing our profitability in a safe and sound manner, and providing our NEOs with incentives and protections that are designed both to reward them for superior corporate and individual performance and to provide competitive compensation that encourages them to remain with the Company.

In fiscal year 2006, we struck this balance through compensating our NEOs principally with competitive base salaries and cash bonuses that equaled approximately 11% of their salaries. Overall, the Compensation Committee believes that the compensation provided for NEOs in fiscal year 2006 was entirely appropriate given our business achievements, including achieving a Return on Average Assets (“ROAA”) of 0.93%.

The members of the Compensation Committee responsible for determining salary and incentive compensation awards for our NEOs for the 2006 fiscal year were Messrs. Stanley J. Klos, Jr. and Ermis Sfakiyanudis, and Ms. Nancy Lowell. From time to time, the Compensation Committee selects and engages outside compensation consultants and other experts for survey data and other information as it deems appropriate.

The Compensation Committee has reviewed the Compensation Discussion and Analysis with management, and has recommended to the Board of Directors that it be included in the Company’s annual report on Form 10-KSB and the Company’s proxy statement.

COMPENSATION COMMITTEE

Stanley J. Klos, Jr. – Chairman Ermis Sfakiyanudis Nancy Lowell

COMPENSATION DISCUSSION AND ANALYSIS

General Principles and Procedures

Our executive compensation programs are designed to enhance shareholder value by enabling us to recruit and maintain a management team that has the industry expertise, leadership skills and motivation to drive the Company and the Bank to meet functional, operational and strategic goals.

General Program Objectives

Our NEOs’ compensation is designed to provide a competitive compensation package that continuously motivates them to perform in a manner which results in long-term shareholder value. Our program rewards executives for achieving targeted financial goals and for providing leadership the Company needs to achieve those goals. Besides performance, our program also focuses on retention by providing the executives with financial security through compensation packages that are competitive in the marketplace in which we operate. Based upon our review of the compensation arrangements discussed below, our assessment of compensation at surveyed companies, our assessments of individual and corporate performance and other relevant factors, we believe that the value and design of our executive compensation program is appropriate.

Performance Rewarded

Our compensation programs reward our NEOs for overall Company performance based on tangible objectives such as Return on Average Assets (“ROAA”), Return on Average Equity (“ROAE”), asset and deposit growth and operational efficiency. The Compensation Committee uses metrics developed from the annual operating plan which have been approved by the Board of Directors, and thereby establishes specific goals and the resultant bonus and incentive levels for our NEOs. In setting these goals, the Compensation Committee also considers our competitors’ performance and general economic conditions. Some of the factors that are also measured are the executive’s:

•	contribution to achieving long term and short term strategic goals;

•	achievement of revenue goals;

•	ability to control expenses;

•	development of employees; and

•	new business acquisition and customer retention.

Procedural Approach

Our Compensation Committee held three meetings during the year ended December 31, 2006. During these meetings the Compensation Committee approved our corporate goals and objectives relative to compensation, and evaluated the executive officers’ performance and compensation in view of those goals and objectives. Our CEO does not participate in discussions relating to his own compensation, but makes recommendations for other NEOs (who do not participate in decision-making by the Compensation Committee, although Ms. Faison attends parts of our meetings on an as-requested basis in order to provide relevant financial information and assessments).

From time to time, our Compensation Committee engages the services of a compensation consultant to prepare benchmark surveys. Accordingly, the compensation of our executives is also set with regard to the competitive market. Our stock award program is used for offering long-term incentives, rewarding our executive officers and key employees, as a retention tool, and as a means of aligning NEO performance with Company objectives. These objectives determine the type of awards to grant and the number of underlying shares that are granted pursuant to the award. Our Board of Directors and Compensation Committee are considering the specific criteria to be used for granting future stock awards under the 2006 Stock Incentive Plan, and held off on making awards in 2006 with an eye to making grants and establishing a stock award policy in 2007.

Specific Principles for Determining Executive Compensation

The material components of compensation which we believe to be necessary to attract and retain qualified NEOs are summarized in the table below.

General Elements of NEO Compensation for 2006 (see “Executive Compensation Decisions for 2006” for Amounts and Further Detail)
Element	Reason for Element

Salary	Our career-oriented philosophy toward executive compensation requires a competitive base salary as a starting point. The Compensation Committee establishes the base salaries for our NEOs as fixed amounts in order to provide a reliable indication of the minimum amount of compensation that each NEO will receive in a given year. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries are based on the Committee’s assessment of the individual’s performance.

Bonus or Incentive Awards	We maintain annual bonus and incentive programs under which executive officers may earn cash bonuses or incentives, but not both, based on corporate performance or meeting business development objectives. These programs are designed to provide incentive for the executives to attain goals established and approved by the Compensation Committee.

Incentive Stock Award	We maintain the 2006 Stock Incentive Plan, the 2000 Option Plan, and the 1997 Option Plan. No future awards are available under the 2000 and 1997 Plans. The 2006 Stock Incentive Plan will be used to reward performance under criteria to be developed by the Board of Directors and the Compensation Committee.

Supplemental Executive Retirement Plan (“SERP”)	We maintain a non-tax qualified supplemental executive retirement plan (“SERP”) for certain executives to supplement the benefits such executives can receive under the Bank’s 401(k) plan and social security. The SERP is designed to provide a retirement benefit to the executives upon meeting defined age and service requirements. The benefit is payable for life.

Post-employment Benefits

Retirement. In addition to the SERP we maintain a standard 401(k) plan that includes an employer matching contribution of $0.50 on the dollar up to 10% of an executive’s compensation (up to the maximum allowed by law).

Severance and Change-in-Control. With the exception of the CEO the NEOs have change-in- control benefits pursuant to separate written agreements. There are no other guaranteed severance payments to any of our NEOs.

We believe that the foregoing benefits are necessary and appropriate in order to attract and retain qualified NEOs.

Perquisites	We minimize the perquisites provided for our NEOs, to the extent that the SEC considers them to be de minimis. NEOs, along with other Bank employees, are eligible to receive a 0.50% interest rate reduction on home equity loans made by the Bank. Mr. Kendrick has such a loan with the Bank.

Health and Welfare Benefits	We provide for all executives comprehensive medical and dental programs, long- and short-term disability insurance and group life insurance (at two times annual salary per NEO, up to $250,000).

Method for Determining Amounts

Base Salary

In general, base salaries for each NEO are established based on (1) technical expertise, (2) a salary grade and compensation range corresponding to the individual’s level of responsibility, (3) proven organizational performance, and (4) the competitive market. Each NEO is expected to achieve certain performance standards within his or her area of expertise including elements of leadership, job competency, regulatory adherence and strategic thinking to receive an annual merit salary increase. The Compensation Committee, with the input of the CEO, assesses the level of attainment of those standards for the purpose of granting annual merit-based salary increases for the other NEOs. The Compensation Committee with the input of the Board of Directors assesses the performance of the CEO for the purpose of determining and adjusting the CEO’s salary.

On an annual basis after establishing appropriate base salaries, the Compensation Committee sets a range of percentages for discretionary merit-based salary increases for all Company employees including the NEOs. The minimum percentage increase for an NEO in good standing is equivalent to the annual change in the Consumer Price Index for all Urban Consumers (“CPI-U”), and the maximum percentage increase is equal to the annual change in the CPI-U plus a spread of one or more percentage points.

Annual Bonus and Incentive Programs

Bonuses are granted to NEOs on a discretionary basis although the Compensation Committee strongly considers, and has established guidelines based on, the extent to which the Company achieves annual performance objectives as established by the Board of Directors and the Compensation Committee. Performance objectives typically include the metrics derived from the Company’s operating plan including ROAA and ROAE. A range of potential bonus awards are determined at the beginning of the year by the Compensation Committee and are accrued throughout the year.

Long-Term Incentive Awards

The Company believes that the granting of stock options, restricted share unit awards, and other stock awards are an appropriate means to compensate named executive officers by aligning their interests with those of the shareholders. The Company maintains three stock compensation plans, namely: (i) the 1997 Employee Stock Option Plan (the “1997 Plan”), (ii) the 2000 Stock Incentive Plan (the “2000 Plan”), and (iii) the 2006 Annapolis Bancorp, Inc. Stock Incentive Plan (the “2006 Plan”) which the shareholders of the Company approved on May 18, 2006. No future awards may be made under the 1997 and 2000 Plans. The 2006 Plan allows for up to 200,000 shares to be granted to directors, officers and employees. The Compensation Committee is in the process of determining a policy and practice for the granting of stock awards under the 2006.

SERP

The Company maintains a non-tax qualified supplemental executive retirement plan (“SERP”) for certain executives. The SERP is designed to supplement the benefits the executives can receive under the Bank’s 401(k) plan and social security. It is also designed to provide retirement benefits to the executives upon meeting defined age and service requirements. The Company maintains life insurance policies under the SERP for two executives (NEOs Faison and Kendrick). In the event of the executive’s death, the executive’s beneficiary will receive a split dollar benefit in the amount of 80% of the net at-risk life insurance portion of the death benefit.

The Bank’s SERP is designed to provide a retirement benefit to NEOs Faison and Kendrick upon their meeting certain defined age and service requirements. The benefit is payable for life. In the case of the NEO’s termination of employment for any reason other than cause, the SERP provides for 50% vesting after five years from the date of employment, and 10% per subsequent year until fully vested. In the event of the NEO’s death, the NEO’s beneficiary will receive a split dollar death benefit in the amount of 80% of the net at-risk life insurance portion of the death benefit. The SERP also provides for annual credits to a liability reserve account. The reserve account is increased or decreased each year by the excess (if any) of the annual after-tax income from life insurance contracts purchased to fund the SERP over an opportunity cost calculated for each plan year. When the SERP benefit becomes payable, the amount accumulated in the reserve account is paid annually in equal installments to the NEO over 15 years. There were no other deferred compensation plans available to the NEOs as of December 31, 2006.

Perquisites

The Company generally avoids providing its NEOs with perquisites, did not provide any NEO with perquisites in excess of $10,000 for 2006, and consequently, none have been reported in the Summary Compensation Table.

Retirement and Welfare Benefits

We maintain a 401(k) plan which provides an employer matching contribution equal to $0.50 on the dollar up to 10% of an executive’s compensation or the maximum amount allowable by law. We also offer health and welfare benefits to our employees. During fiscal year 2006, in addition to contributions under the 401(k) plan, we offered the following benefits to our NEOs: group term life insurance, group health and dental insurance and short- and long-term disability insurance.

Post-employment Severance and Change-in-Control Benefits

While the Compensation Committee may determine that post-employment severance payments to an executive are appropriate, none of the NEOs are currently entitled to receive post-employment severance payments in the absence of a change-in-control. Pursuant to their terms of employment, our NEOs, with the exception of the CEO, are entitled to receive payments of one year’s salary in the event of a change-in-control.

Inter-relationship of Elements

Although the Compensation Committee has streamlined the Company’s compensation structures for NEOs to provide what is considered appropriate and competitive total compensation, the various elements of an NEO compensation package are not inter-related. For example, if it does not appear as though the expected level of bonus will be achieved, the size of the base salary increase is not necessarily affected. Similarly, if a higher than expected level of bonus compensation is achieved, the base salary change and number of stock awards (if any) that will be granted are not necessarily affected.

Moreover, cash bonuses or other awards paid in one year will normally not impact those paid to the NEOs for the next year. The Compensation Committee and the Board of Directors have discretion to make exceptions to any compensation, bonus or incentive. However, they did not approve any exceptions to usual practices with regard to any of the NEOs in 2006.

Executive Compensation Decisions for 2006

Base Salary

For 2006, ranges for salary increases were market driven with the minimum increase set at the annual change in the Consumer Price Index for all Urban Consumers (“CPI-U”) and the maximum set several percentage points higher. Salary increases in 2006 for the NEOs ranged from 3.4% to 6.4%, with the differences reflecting performance against individual goals and relative placement within the Bank’s salary grade and range structure.

Cash Bonuses

In 2006, the Company fell short of its targeted operating plan ROAA objective by 3 basis points. If the Company had reached its targeted operating plan ROAA, NEOs would have been entitled to a 13% cash bonus. Because certain strategic decisions by management to improve future operating results had a short-term negative impact on Company performance and the Company’s NEOs generally performed satisfactorily during 2006, the compensation committee exercised its discretion to award bonuses lowered to 11%. The incentive program for NEO Krebs is based on the total revenue contribution of new and retained business. NEO Krebs is entitled to receive payments under the Bank’s quarterly incentive program based on the total performance of the Bank’s Business Development Group. The formula for these incentives is as follows for 2006: An award payout can range from 5% of salary for achieving 90% of goal, 15% for achieving 100% of goal and up to a maximum of 40% of salary for exceeding goal by 25% or more. The Business Development Group failed to reach 100% of goal; as such NEO Krebs received an award equal to 6.9% of his salary.

Stock Awards

For 2006, the Compensation Committee did not make any grants pursuant to the 2006 Stock Incentive Plan because it had not yet developed the criteria under which such awards would be granted.

Post-Employment Compensation (Retirement and Severance)

We did not change our retirement plan, change-in-control severance agreements, or SERP in 2006, on the premise that they provide reasonable and adequate post-employment compensation (in accordance with plans and written agreements entered into before 2006). With respect to our SERP, the Bank has invested in bank-owned life insurance to finance supplemental retirement benefits for NEOs Faison and Kendrick. The current cash surrender value of the policies included in other assets was $3.7 million as of December 31, 2006. The Bank recorded income from the insurance policies for the twelve-month period ended December 31, 2006 of $137,000 and incurred $39,000 in expense to accrue the retirement benefits for the twelve months ended December 31, 2006. The Compensation Committee has determined that these insurance policies are a desirable and appropriate investment for the Bank.

Recapture Policy

In the process of reviewing the compensation structure of NEOs, we established a claw-back policy providing for repayment of prior year bonuses and the forfeiture of any stock-based awards if an NEO’s misconduct or fraud causes the Company to restate past financial results. This policy will be effective for fiscal years ending after January 1, 2007 and will relate to bonuses and other awards made on or after January 1, 2007.

Accounting and Tax Considerations

The Compensation Committee considers the financial and tax effect of all material decisions relating to the compensation received by its NEOs. Although Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to NEOs, this limit has generally been irrelevant to the Bank’s NEOs because their compensation is far below this limit. The Compensation Committee intends for the compensation of its NEOs to generally be fully deductible under Section 162(m) of the Code.

SUMMARY COMPENSATION TABLE

The table below summaries the total compensation paid or earned by each of our NEOs for the fiscal year ended December 31, 2006. None of our NEOs received stock awards or option awards during the 2006 fiscal year.

(a)	(b)	(c)	(d)	(e)	(f)
Name and Principal Position	Year	Salary $	Non-equity Incentive Plan Compensation $	All Other Compensation $	Total $
Richard M. Lerner Chairman, President & CEO of the Company and Bank	2006	202,125	22,500	360	230,601
Margaret T. Faison SVP & CFO of the Bank, Treasurer of the Company & Bank	2006	130,846	14,650	12,474	165,245
Robert E. Kendrick, III SVP & Chief Credit Officer of the Bank	2006	135,288	15,000	43,244	201,032
J. Mitchell Krebs SVP & Chief Business Development Officer of the Bank	2006	103,654	7,121	273	116,048

Notes to Columns:

(d)	Executive Krebs is entitled to receive payments under the Bank’s quarterly incentive program based on the Business Development Group’s total performance. The incentive program in which he participates is based on the total revenue contribution of new and retained business to the Bank.

(e)	The amounts in column (e) reflect for each NEO imputed income on group term life insurance coverage and on bank owned split dollar life insurance policies provided in connection with the Bank’s SERP.

GRANTS OF PLAN BASED AWARDS

(a)	(b)	(c)	(d)	(e)
	Estimated Future Payouts under Non-equity Incentive Plan Awards
Name	Grant Date	Threshold $	Target $	Maximum $
Richard M. Lerner, CEO	NA	2,048	26,618	51,188
Margaret T. Faison, CFO	NA	1,330	17,290	33,250
Robert E. Kendrick, III	NA	1,365	17,745	34,125
J. Mitchell Krebs	NA	5,250	15,750	42,000

Notes to columns:

(c)	Non-equity Incentive Plan Awards for NEOs Lerner, Faison and Kendrick are based on the Bank obtaining a minimum ROAA of 0.65%. Awards range from 1% to 25% of salary.

NEO Krebs is entitled to receive payments under the Bank’s quarterly incentive program based on the total performance of the Bank’s Business Development Group. The formula for these incentives is as follows for 2006: An award payout can range from 5% of salary for achieving 90% of goal, 15% for achieving 100% of goal and up to a maximum of 40% of salary for exceeding goal by 25% or more.

Beginning with the year ended December 31, 2007, 25% of awards to NEOs Lerner, Faison and Kendrick may be payable in restricted stock units that will vest over three years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)	(b)	(c)	(d)	(e)	(f)
Name Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercised	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price $	Option expiration date
Richard M. Lerner, CEO
April 2000	8,888	8,888		2.42	2010
December 2002	33,333	33,333		4.14	2012
Margaret T. Faison, CFO
October 1999	13,333	13,333		2.75	2009
January 2001	17,777	17,777		2.64	2010
Robert E. Kendrick, III
October 1999	13,333	13,333		2.69	2009
January 2001	17,777	17,777		2.64	2010
J. Mitchell Krebs
July 2005	4,000		16,000	9.27	2015

Option exercise prices have been adjusted in accordance with four-for-three stock splits in the form of stock dividends that occurred on August 24, 2001 and December 3, 2004. All options listed above vest at a rate of 20% per year over the first five years of the ten-year option term.

OPTION EXERCISES AND STOCK VESTED

In 2006, none of our NEOs exercised stock options or became vested in stock awards other than options.

PENSION BENEFITS

The following table reflects the pension benefits that our NEOs had accrued as of December 31, 2006 under our SERP:

(a)	(b)	(c)	(d)	(e)
Name	Plan name	Number of years of credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Richard M. Lerner, CEO				—
Margaret T Faison, CFO	SERP	7	966,065	13,173
Robert E. Kendrick, III	SERP	7	614,222	16,690
J. Mitchell Krebs				—

OTHER POTENTIAL POST-EMPOYMENT PAYMENTS

	Total amount paid upon termination of employment
(a)	(b)	(c)	(d)	(e)
Name	Death ($)	Disability ($)	Without Just Cause ($)	Change-in-Control ($)
Richard M. Lerner, CEO	469,255	291,255	219,255	254,990
Margaret T. Faison, CFO	1,475,299	331,234	261,959	472,981
Robert E. Kendrick, III	1,113,422	321,200	252,679	423,784
J. Mitchell Krebs	220,855	79,175	920	115,855

Notes to Columns:

(b)	In the event of an NEO’s death, the NEO’s beneficiaries are eligible to exercise the vested stock options awarded to the NEOs. Additionally, the Bank provides insurance coverage of two times the NEO’s salary up to a maximum of $250,000. In the event of Ms. Faison’s or Mr. Kendrick’s death, under terms of our SERP, her or his beneficiary will receive a split dollar death benefit in the amount of 80% of the net at-risk life insurance portion of the death benefit.

(c)	In the event of the disability of the NEO, the NEO is entitled to exercise the vested stock options awarded to the NEO, with the table reporting the excess of the fair market value of a share of our common stock on December 31, 2006 ($9.50) over the exercise price for the respective stock options.

(d)	In the event an NEO is terminated without just cause, the NEO is entitled to collect the severance benefits described above and to exercise the vested stock options awarded to them (see note to column “c” for further information).

(e)	In the event of a termination of employment in connection with a change in corporate control, our NEOs will receive a combination of the severance benefits described above and the right to exercise all of their stock options (see note to column “c” for further information), as well as any unvested Bank contributions to the Bank’s 401(k) plan

The Bank will provide a severance benefit equal to one times the annual salary of NEOs Faison, Kendrick and Krebs upon a change-in-control provided suitable employment is not offered to them at the time of the change-in-control. NEOs Faison and Kendrick’s benefit has no expiration date. NEO Krebs’ benefit expires July 5, 2007, two years from

NEO Krebs’ date of employment. Additionally, options granted to the NEO will vest and the NEO will be entitled to the amounts contributed to the Bank’s 401(k) plan.

Stock Option Plan

(Exercise prices and options granted have been adjusted to reflect four-for-three stock splits in the form of stock dividends paid on August 24, 2001 and December 3, 2004.)

The Company maintains three Employee Stock Option Plans. The first plan was approved by the Company’s stockholders on April 25, 1997 (the “1997 Option Plan”) and provides for discretionary awards of up to an aggregate of 177,777 options to purchase Company Common Stock to officers and key employees of the Company and Bank as determined by a committee of disinterested directors at the fair market value of the Common Stock on the date of grant. The 1997 Option Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As of December 31, 2006, the Company had outstanding options to purchase an aggregate of 41,441 shares of Company Common Stock under the 1997 Option Plan. These options are subject to vesting schedules and become exercisable in five equal annual installments beginning one year from the date of grant. The second plan was approved by the Company’s stockholders on April 27, 2000 (the “2000 Option Plan”). The 2000 Option Plan reserves 355,554 shares of Common Stock for issuance upon the exercise of Options, as well as upon the distribution of restricted stock and deferred share awards. Such shares may be authorized but unissued shares, or shares held in treasury. To the extent awards expire, become unexercisable, or are forfeited for any reason without having resulted in the issuance of Common Stock to award holders, those shares shall be available for the grant of additional awards. As of December 31, 2006, the Company had outstanding options to purchase an aggregate of 212,024 shares of Company Common Stock subject to a five-year vesting schedule under the 2000 Option Plan. The third plan was approved by the Company’s stockholders on May 18, 2006 (the “2006 Option Plan”). The 2006 Option Plan reserves 200,000 shares of Common Stock for issuance upon the exercise of Options, as well as upon the distribution of restricted stock and deferred share awards. Such shares may be authorized but unissued shares, or shares held in treasury. To the extent awards expire, become unexercisable, or are forfeited for any reason without having resulted in the issuance of Common Stock to award holders, those shares shall be available for the grant of additional awards. As of December 31, 2006, the Company had zero outstanding options to purchase shares of Company Common Stock under the 2006 Option Plan.

Securities Authorized for Issuance under Equity Compensation Plans

A table of the Equity Compensation Plan Information as of December 31, 2006 is shown below:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	253,465	$4.65	200,000
Equity compensation plans not approved by security holders	—	—	—

Total	253,465	$4.65	200,000

Certain Transactions with Directors and Management

The Bank has adopted a policy which requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Commencing July 1, 2001, the Bank entered into a 3 year lease agreement for the second floor space in the Bank’s headquarters building with Heim and Associates, P.A. (now HeimLantz Business and Tax Services, Inc.), an accounting firm whose President F. Carter Heim is a Director of the Company and the Bank. The original lease term of 3 years expired June 30, 2004. The lease is now in the initial year of the first 2 year renewal option. There is one 2 year and one 1 year renewal option remaining. The current lease rate of $184 thousand per annum is based on current market rates as determined by an independent commercial real estate services firm not affiliated with the Company or the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act) requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management and the independent registered public accountants. In this process, the Committee met with the independent registered public accountants, with and without management present, to discuss the results of the registered public accountants’ examinations and the overall quality of the Company’s financial reporting.

The Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent registered public accountants the independence from the Company, the Bank and its management, including the matters in the written disclosures received from the independent registered public accountants as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

Based on the Committee’s discussions with management and the independent registered public accountants, the representations of the independent registered public accountants and the Committee’s review of the report of the independent registered public accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Lawrence W. Schwartz – Chairman F. Carter Heim Nancy Lowell

PROPOSAL 2. APPROVAL OF THE ADOPTION OF THE ANNAPOLIS BANCORP, INC. 2007

EMPLOYEE STOCK PURCHASE PLAN

Background

Subject to stockholder approval, the Board of Directors has adopted the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan (the “ESPP”). The ESPP is primarily intended to allow eligible employees of the Company and its designated affiliates to purchase, through payroll deductions, shares of the Company’s Common Stock. Below is a summary of the principal provisions of the ESPP and its operation. A copy of the ESPP is set forth in full in Appendix A to this proxy statement, and the following description of the ESPP is qualified in its entirety by reference to that Appendix.

The ESPP is primarily designed to retain and motivate the employees of the Company and its designated affiliates by enabling them to acquire ownership in the Company on a discounted, tax-favored basis. In particular, the ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code and thereby to allow participating employees to defer recognition of taxes when purchasing common stock at a discount under such a purchase plan. The

Company will be reserving 200,000 shares of Common Stock for issuance under the ESPP. These shares may be newly-issued or treasury shares, or instead purchased by a designated broker on the open market; provided, however, that no more than 200,000 shares shall be purchased pursuant to the ESPP. To the extent the Company offers to sell shares to employees at a price below fair market value, the Company will make cash payments to the broker to subsidize the discount for any purchases of shares on the open market. Terms below that appear in initial capital letters have the special meaning set forth either above or in the ESPP.

Summary of 2007 Employee Stock Purchase Plan

Administration. The ESPP will be administered by the Compensation Committee, or any other committee appointed from time to time by the Board of Directors (the “Administrator”). The Board of Directors or the Administrator, if one has been appointed, is vested with full authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to adjudicate all disputed claims under the ESPP, to adopt, amend and rescind any rules deemed appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Determinations by the Board of Directors or the Administrator, as to the interpretation and operation of the ESPP, will be final and binding on all parties.

Offering Periods And Purchase Dates. Under the ESPP, monthly offerings (each, an “Offering”) of shares of the Company’s Common Stock will be made each year. Each Offering is for a one (1) month duration beginning on the first day of the month and ending on the last day of the month (the “Purchase Period”). However, the first Offering will begin on a date selected by the Administrator and shall end at the end of the month of such first Offering. The Administrator or the Board of Directors may change the Purchase Period associated with future Offerings to up to 27 months, without stockholder approval.

Eligibility. All employees of the Company and its designated affiliates (including designated related entities for sub-plans) who have been employed by the Bank for at least one (1) year will be eligible to participate in the ESPP, except persons whose customary employment is less than 20 hours per week or is customarily less than five months per year. Persons who are deemed for purposes of Section 423(b)(3) of the Code to own shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock or shares of a subsidiary will be ineligible to participate in the ESPP. In addition, if an option granted pursuant to the ESPP would permit a person’s rights to purchase shares of Common Stock to accrue at a rate that exceeds $25,000 of the fair market value (“Fair Market Value”) of such Common Stock for any calendar year, such person will not be eligible to participate in the ESPP. In addition, the Board of Directors or the Administrator, in its sole discretion, may permit Company directors, employees who are 5% or more stockholders, and consultants to participate in certain sub-plans which are not designed to qualify as Code Section 423 plans. As of the Record Date, the Company and its designated affiliates had no directors or consultants who were eligible to participate in the ESPP and approximately 61 employees who were eligible to participate in the ESPP.

Participation. Eligible employees may elect to participate in one or more of the Offerings, by electing to make payroll deductions during the Offering. The amount of the payroll deductions may not be less than one (1) percent (or $50 per payroll period, if greater), and not more than the lesser of twenty five percent (25%) (or such other compensation as the Administrator may establish from time to time before an Offering Date) of such participant’s compensation for a pay period or $2,000 per Purchase Period of one (1) month. A participant may not purchase Common Stock of the Company and its affiliates under all employee stock purchase plans (as described in Section 423 of the Code) that accrue at a rate exceeding a Fair Market Value of $25,000 for each calendar year, subject to both adjustment for capital changes and to the discretion of the Board of Directors or the Administrator to revise these limits for any Offering before it commences. All sums deducted from the regular compensation of participants will be credited to a share purchase account established for each participant on the Company’s books, but prior to use of these funds for the purchase of shares of Common Stock in accordance with the ESPP, the Company may use these funds for any valid corporate purpose. The Company will not be under any obligation to pay interest on funds credited to a participant’s stock purchase account in any event.

Price. The price per share of Common Stock sold under the ESPP during an Offering will be determined by the Administrator in the Administrator’s discretion, but shall initially be an amount equal to 95% of the Fair Market Value of a share of the Company’s Common Stock on the last day of such Offering. Under no circumstances, however, shall that amount be lower than an amount equal to 85% of the Fair Market Value of a Share of the Company’s Common Stock on the Offering Date or the Purchase Date, whichever is lower. Each participating employee will receive an option, effective on the first day of the Offering, to purchase shares of Common Stock on the last day of the Offering. The number of shares which a participant may purchase under the option during each Offering will be the quotient of the aggregate payroll deductions in the Offering authorized by the participant, and not withdrawn, divided by the applicable purchase price; provided, however, that the Fair Market Value of the shares which a participant purchases during an Offering may not be less than one (1) percent (or $50 per payroll period, if greater), and not more than the lesser of twenty five percent (25%) (or such other compensation as the Administrator may establish from time to time before an Offering Date) of such participant’s compensation for a pay period or $2,000 per Purchase Period of one (1) month.

Purchase of Shares. A participant’s option to purchase Common Stock pursuant to the ESPP will be automatically exercised on the last day of each applicable Offering. Before that date, a participant may terminate his or her participation in the ESPP by providing written notice to the Company or its designated broker (“Designated Broker) at least five days prior to the last day of the Offering. A participant who terminates his or her participation in the ESPP during an Offering will receive a refund of his or her ESPP contributions. If a participant fails to work at least twenty (20) hours per week during an Offering, the participant shall be deemed to have terminated his or her participation in the ESPP. A participant who withdraws from an Offering may not enroll in a subsequent Purchase Period within the same calendar year. Other than terminating his or her participation in the ESPP altogether, once an Offering begins, a participant may only increase or decrease how much he or she has elected to contribute to the ESPP during the Offering in accordance with the rules that the Administrator establishes before the Offering begins.

The Administrator shall determine for each Purchase Period whether and the extent to which the Shares shall be newly issued or treasury shares, or purchased on the open market through a Designated Broker. To the extent that the purchase price for the shares is below Fair Market Value for any Purchase Period, the Company will pay the Designated Broker the amounts necessary to subsidize the purchase price for shares purchased on the open market.

Transferability. Options under the ESPP may not be assigned, transferred, pledged or otherwise disposed of except by will or in accordance with the laws of descent and distribution.

Employment Termination. If a participant’s employment terminates for any reason, his or her payroll deductions or contributions will be refunded, and the participant will have up to thirty days to transfer Common Stock from the ESPP to himself or herself, a designated beneficiary or a broker. If the participant’s shares of Common Stock are not so transferred, a share certificate will be issued and mailed to the participant.

Duration of ESPP. If approved at the Annual Meeting, the ESPP will expire on June 30, 2017, unless the Board exercises its discretion to terminate it on an earlier date.

Amendment or Termination of the ESPP. The Company’s Board of Directors may at any time amend or terminate the ESPP, subject to stockholder approval to the extent the Board of Directors or the Administrator determines that such approval is appropriate, for example, to conform the ESPP with Section 423 of the Code (currently, for example, the approval of the stockholders of the Company is required to increase the number of shares of Common Stock authorized for purchase under the ESPP or to change the class of employees eligible to receive options under the ESPP, other than to designate additional affiliates as eligible subsidiaries for the ESPP).

Change in Company Capital Structure. If there is any change in the shares of the Company as a result of a merger, consolidation, reorganization, recapitalization, declaration of stock dividends, stock split, combination of shares, exchange of shares, change in corporate structure or similar event, appropriate adjustments will be made to the class and number of shares that the ESPP may issue the class and number of shares each participant may purchase, and the class and number of shares and the price per share under each outstanding purchase right.

U.S. Federal Income Tax Consequences. No taxable income will be recognized by a participant until the sale or other disposition of the shares of Common Stock acquired under the ESPP. At that time, a participant generally will recognize ordinary income and capital gains. When the shares are disposed of by a participant two years or more after the beginning of the Offering in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (a) the excess of the Fair Market Value of the shares on the purchase date over the purchase price (the “Discount”) or (b) the excess of the Fair Market Value of the shares at disposition over the purchase price. When shares are disposed of after less than two years (in what is known as a “disqualifying disposition”), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is a gift or is at a loss. In the event of a participant’s death while owning shares acquired under the ESPP, ordinary income must be recognized in the year of death as though the shares had been sold.

In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 15% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 35%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 15% for net capital gains and 35% for ordinary income.

The Company is entitled to tax deductions for shares issued under the ESPP only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares. The ESPP will not meet the requirements in Section 162(m) of the Code, which means that there may be no Company deductions for disqualifying dispositions by the Company’s Chief Executive Officer and four most highly paid other executive officers.

Interest of Management in the 2007 Employee Stock Purchase Plan

Mr. Richard M. Lerner is not eligible to participate in the ESPP because he owns greater than 5% of the Company’s Common Stock. Other members of management have not yet indicated whether, and to what extent, they will participate in the ESPP.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3. TO APPROVE THE SELECTION OF

INDEPENDENT AUDITOR FOR THE YEAR 2007

The Audit Committee of the Board of Directors of the Company has appointed Stegman & Company, a registered independent public accounting firm, as the Company’s independent registered public accountants, for the year ending December 31, 2006. Stegman & Company has served as independent auditor for the Company and its subsidiary since April 2000. Stegman & Company has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in or any connection with the Company or its subsidiaries other than as independent registered public accountants. A representative of Stegman & Company will be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Although the Company’s bylaws do not require the submission of the selection of independent registered public accountants to the stockholders for approval, the Board of Directors believes it is appropriate to give stockholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the stockholders’ vote at the meeting, but if the stockholders fail to ratify the independent registered public accountants selected by the Audit Committee, the Audit Committee may reconsider its selection.

All audit, audit related, tax and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Stegman & Company was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee charter requires that the Audit Committee pre-approve all audit and non-audit engagement fees, and terms and services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee.

The following table presents fees for professional audit services rendered by Stegman & Company for the audit of Annapolis Bancorp’s annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by Stegman & Company during those periods.

	Year ended December 31,
	2006	2005
Audit fees (1)	$53,345	$42,740
Audit related fees	—	—
Tax fees (2)	5,300	4,775
All other fees	—	—

Total fees	$58,645	$47,515

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Stegman & Company in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

Proxies will be voted FOR the Proposal unless otherwise instructed by the Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS TO THE COMPANY FOR THE YEAR 2007.

ADDITIONAL INFORMATION

Stockholder Proposals

Any proposal of a stockholder intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company at 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401 prior to December 15, 2007 to be eligible for inclusion in the proxy statement and form of proxy. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the Rules and Regulations under the Exchange Act.

Any proposal of a stockholder that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting of stockholders pursuant to the advance notice procedure set forth in the Company’s Certificate of Incorporation. To properly bring business before an annual meeting of stockholders, the stockholder must give written notice to the Secretary of the Company not less than thirty (30) days nor more than sixty (60) days prior to the annual meeting; provided, however, that if less than forty (40) days notice of the meeting is given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which notice of the annual meeting was mailed to stockholders. The stockholder’s written notice must set forth certain information specified in the Company’s Certificate of Incorporation.

ANNUAL REPORTS

The Company’s 2006 Annual Report to Stockholders accompanies this Proxy Statement. A copy of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 may be obtained upon written request to the Secretary of the Company, 1000 Bestgate Road, Suite 400, Annapolis, Maryland 21401, and will be available at the Annual Meeting.

By Order of the Board of Directors

/s/ Rita D. Demma
RITA D. DEMMA Secretary

Annapolis, Maryland

April 13, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN

TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

APPENDIX A

ANNAPOLIS BANCORP, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 2007 Employee Stock Purchase Plan of Annapolis Bancorp, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Shares of the Company. It is the intention, but not the obligation, of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code, subject to Section 19(d) below relating to the possible establishment of separate sub-plans that are not designed to qualify under Section 423 of the Code.

2. Definitions.

(a) “Administrator” means (i) any person or committee to whom the Board delegates administrative discretion under the Plan, and (ii) the Board, which may exercise any and all administrative powers associated with the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Change-in-Control” of the Corporation shall mean, subject to the Administrator’s absolute discretion to interpret the definition in a manner that conforms with the requirements of §409(A) of the Code and associated regulations, a change-in-control of a nature that would be required to be reported in response to Item 6(c) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change-in-control shall be deemed to have occurred if (A) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as the ownership of Common Stock of the Corporation, and other than Lawrence E. Lerner or any member or members of this family, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; (B) during any period of one year (not including any period prior to the adoption of the Plan) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to affect a transaction described in clauses (A) or (B) of this definition) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (C) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change-in-Control of the Corporation; (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto held by Lawrence E. Lerner or any member or members of his family continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or any agreements for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Annapolis Bancorp, Inc., a Maryland corporation.

(f) “Compensation” means the sums of the types and amounts of compensation determined from time to time by the Administrator in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code, including the equal treatment of participants having the same employer corporation.

(g) “Continuous Service” means the absence of any interruption or termination of service as an Employee. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors.

(h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(i) “Designated Employers” means the Employers (or other entities with respect to sub-plans established under Section 19(d) hereof) that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(j) “Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a director on the Board shall not be sufficient to constitute “employment” of such director of the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Offering Date” means the first business day of each Purchase Period of the Plan (and shall thereby be the grant date for each Purchase Period).

(m) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(n) “Plan” means this Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan.

(o) “Purchase Date” means the last day of each Purchase Period, provided, however, that if such date is not a business day, the “Purchase Date” shall mean the immediately preceding business day.

(p) “Purchase Period” means a period of one calendar month (or such other period of up to 27 consecutive months that the Administrator may determine in its sole discretion before an Offering Date), except for the first Purchase Period set forth in Section 4.

(q) “Purchase Price” means an amount determined by the Administrator, in the Administrator’s discretion, before each Purchase Period begins, and shall initially be an amount equal to 95% of the Fair Market Value (as defined in Section 7(b) below) of a Share on the Purchase Date. Under no circumstances, however, shall the Purchase Price for any Purchase Period be lower than an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share on the Offering Date or the Purchase Date, whichever is lower.

(r) “Share” means a share of common stock of the Company, par value $0.01, as adjusted in accordance with Section 18 of the Plan.

(s) “Subsidiary” means a corporation (or an unincorporated entity of which the Company is a co-employer of its employees), domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any full or part-time Employee who has been employed by the Bank for at least one (1) year, whose customary employment is at least twenty (20) hours per week or five months per year, and is not a 5% or more owner of voting Shares of Annapolis Bancorp, Inc. shall be eligible to participate in a Purchase Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate (i) in more than one Purchase Period at a time, and (ii) in any Purchase Period that begins within one (1) year of a date on which the Employee sells any Shares purchased through the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding other than Section 3(c), no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of beneficial ownership of the Company and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or shares of common stock of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c) Employees of affiliates of the Company that are not corporate Subsidiaries, and Employees who are ineligible to participate pursuant to Section 3(b)(i) above may, in the sole discretion of the Administrator, be eligible to participate in any Company sub-plan or sub-plans that the Administrator may establish in accordance with Section 19(d) below.

4. Purchase Periods. Purchase Periods shall generally commence on the first day of each calendar month and shall end on the last day of the calendar month in which the Purchase Period begins. The Administrator shall have the discretion to establish the first Purchase Period as commencing on or after the effective date determined in Section 22 below. The Administrator shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval, provided that the Administrator shall announce any such change at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement (the “Subscription Agreement”) provided by the Company, in the form attached hereto as Exhibit A, and filing it with the Company’s Human Resources Department or the stock brokerage or other financial services firms designated or approved by the Administrator from time to time (each, a “Designated Broker”) prior to the applicable Offering Date, unless a later time for filing the Subscription Agreement is set by the Board for all eligible Employees with respect to a given Purchase Period. The Subscription Agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period to which the Subscription Agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) A participant’s Subscription Agreement shall remain in effect for successive Purchase Periods unless modified as provided in Section 6 or terminated as provided in Section 10.

6. Method of Payment of Contributions.

(a) Subject to the limitation set forth in Section 6(c), a participant shall elect to have payroll deductions made on each payday during the Purchase Period in an amount not less than one percent (1%) (or $50 per payroll period, if greater), and not more than the lesser of twenty five percent (25%) (or such other percentage as the Administrator may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Purchase Period or $2,000 per Purchase Period of one (1) month. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, and may increase or decrease the rate of his or her Contributions with respect to the Purchase Period only in accordance with rules that the Administrator establishes before the Offering begins. Any change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new Subscription Agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s Subscription Agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7. Grant of Option.

(a) On the Offering Date of each Purchase Period, each Employee eligible to participate in such Purchase Period shall be granted an option to purchase on the Purchase Date for the Purchase Period a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 500 Shares (subject to any adjustment pursuant to Section 18 below, as well as to such other number of Shares as the Administrator may establish from time to time before an Offering Date), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

(b) The fair market value of the Company’s Shares on a given date (the “Fair Market Value”) shall be –

(i) the last sales price listed on the NASDAQ Capital Market (or, in the absence of a last sale price on a given date, the mean of the closing bid and ask prices per-share of the Shares as reported by the NASDAQ Capital Market or its successor); or

(ii) established in good faith by the Board of Directors if the Shares are not listed on a stock exchange or the NASDAQ Capital Market or its successor.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of a Purchase Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be sold or issued pursuant to the Plan. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Purchase Date of each Purchase Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with a Designated Broker.

10. Voluntary Withdrawal; Termination of Employment.

(a) Subject to applicable securities law restrictions (e.g., the Company’s insider trading policy), a participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving the Company or the Designated Broker a notice of withdrawal (the “Notice of Withdrawal”), in the form attached hereto as Exhibit B, at least five (5) days prior to the Purchase Date. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her Notice of Withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Purchase Period.

(b) Upon termination of the participant’s Continuous Service prior to the Purchase Date of a Purchase Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her option will be automatically terminated. A participant will have up to 30 days to transfer, to himself, to a designated beneficiary, or to a designated broker, any Shares that the Company or the Designated Broker holds for the benefit of the Participant (using a form that the Administrator provides). If within 30 days, the participant’s Shares are not transferred, the Administrator may, but shall not be obligated to, issue and mail a stock certificate for the Shares to the participant.

(c) In the event an Employee fails to remain in Continuous Service of the Company for at least twenty (20) hours per week during the Purchase Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) If a participant withdraws from a Purchase Period, the participant may not enroll in a subsequent purchase period within the same calendar year for this Plan or any succeeding employee stock purchase plan or any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible, subject to applicable securities law restrictions. If a participant withdraws from a Purchase Period, payroll deductions shall not resume at the beginning of any succeeding Purchase Period for which the participant is eligible to enroll unless the participant delivers a new Subscription Agreement to the Company.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Shares.

(a) No more than 200,000 Shares (as adjusted pursuant to Section 18) shall be purchased pursuant to options under the Plan. The Administrator shall determine for each Purchase Period whether and the extent to which the Shares shall be newly issued or treasury shares, or purchased on the open market through a Designated Broker. To the extent the Purchase Price for Shares is below their Fair Market Value for any Purchase Period, the Company shall pay the Designated Broker such amounts as are necessary to subsidize the Purchase Price for Shares purchased on the open market.

(b) The participant shall have no interest (including no right to receive any dividends) or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant in writing, in the name of the participant and his or her spouse.

13. Administration. The Administrator shall supervise and administer the Plan, and shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, to adopt, amend and rescind any rules deemed appropriate for the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. No person acting individually or jointly as the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any participant.

14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made in the form and in the manner as directed by the Company’s Human Resources Department.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice in accordance with Section 14(a). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports. Individual recordkeeping accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees at least annually by the Designated Broker, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

18. Adjustments Upon Change-in-Control.

(a) In the event of a proposed dissolution or liquidation of the Company, any Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Change-in-Control, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Purchase Period as provided in Section 10.

(b) For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change-in-Control, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Shares in the transaction.

(c) The Administrator shall equitably adjust the number of Shares covered by each outstanding option, and the number of Shares that may be purchased pursuant to options under the Plan, as well as the price per Share covered by each such outstanding option, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any option.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or a Purchase Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Purchase Period is in the best interests of the Company and the shareholders, or if continuation of the Plan and/or the Purchase Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent the Administrator considers it appropriate to conform the Plan with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Purchase Periods, to limit the frequency and/or number of changes in the amount withheld during a Purchase Period, to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, to permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and to establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

(c) The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company specifically authorizes the Administrator to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

(d) The Administrator may also adopt sub-plans applicable to the Company or to particular Subsidiaries, or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. In addition, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan; Effective Date. The Plan shall become effective on July 1, 2007; provided that the Plan’s effectiveness shall be contingent on its receipt of approval in 2007 by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Administrator determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable state law). The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24. Notice of Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs within the earlier of (i) two (2) years of the Offering Date, or (ii) one (1) year of the Purchase Date, associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

25. Withholding of Taxes. Each participant must make adequate provision for all applicable federal, state, or other tax withholding obligations which may arise upon the exercise of any option or the disposition of any Shares.

26. No Employment Rights. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any Shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.

27. Offsets. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Board or its committee, in its sole discretion, shall determine.

28. Captions. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

29. Governing Law. The internal laws of the State of Maryland shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

EXHIBIT A

ANNAPOLIS BANCORP, INC

2007 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Reason for Agreement:

☐ Original Application: for the Offering Date of                     1,

☐ Change in Payroll Deduction Rate (must be filed at least ten days prior to the beginning of the next calendar month).

☐ Change of Beneficiary(ies)

1. I,                                 , hereby elect to participate in the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan (the “ESPP”), and hereby subscribe to purchase Shares of the Company in accordance with this Subscription Agreement and the ESPP. Terms in this Subscription Agreement that begin with initial capital letters have the specially-defined meanings that are either set forth herein or in the ESPP (unless the context clearly indicates a different meaning).

2. Subject to the ESPP’s terms and conditions and those below, I hereby authorize payroll deductions from each paycheck in the amount of         % of my Compensation on each payday (not to exceed the lesser of 25% of my Compensation or $2,000 per Purchase Period of one (1) month. Please note that no fractional percentages are permitted).

3. I understand that said payroll deductions shall be accumulated for the purchase of Shares at the applicable Purchase Price determined in accordance with the ESPP. I understand that if I do not withdraw from a Purchase Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete “2007 Employee Stock Purchase Plan.” I understand that my participation in the ESPP is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement may be subject to obtaining stockholder approval of the ESPP.

5. Shares purchased for me under the ESPP should be issued only in my name (or, if this space      is checked, in the name(s) of me and my spouse, whose name is                                 ).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Purchase Period during which I purchased such shares), I will be treated for Federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares.

I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK.

The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for Federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 5% of the fair market value of the shares on the last day of the Purchase Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

1

I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES TAX ADVICE, AND I ACKNOWLEDGE THAT THE COMPANY HAS ENCOURAGED ME TO CONSULT MY OWN TAX ADVISOR WITH REGARD TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE 2007 EMPLOYEE STOCK PURCHASE PLAN.

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due me under the ESPP:

PRIMARY BENEFICIARY:
	(First)	(Middle)	(Last)

Relationship
(Address)

SECONDARY BENEFICIARY:
	(First)	(Middle)	(Last)

Relationship
(Address)

8. I hereby agree to be bound by the terms of the ESPP, as modified by this Subscription Agreement. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the ESPP.

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME, AND I HEREBY CONFIRM THAT THE FOLLOWING INFORMATION IS TRUE AND CORRECT:

Employee’s Social Security Number:

Employee’s Address:

Dated:
Signature of Employee

Dated:
Spouse’s Signature (If beneficiary other than spouse)

2

EXHIBIT B

ANNAPOLIS BANCORP, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

I, the undersigned participant in the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan (the “ESPP”), hereby notify Annapolis Bancorp, Inc. (the “Company”) that I hereby withdraw from the participation in the ESPP for the purchase period which began on             , 2007 (the “Enrollment Date”). I hereby direct the Company to pay to me, as promptly as practicable, all the payroll deductions credited to my account with respect to such Purchase Period. I understand and agree that my purchase option for such Purchase Period will be automatically terminated.

I understand further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period, and that I shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement for a future Purchase Period beginning after the date of this withdrawal. Notwithstanding the foregoing, I understand further that I shall not be eligible to participate in a subsequent Purchase Period within the same calendar year.

Name and Address of Participant:

Signature:

Date:

1

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ANNAPOLIS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS			For	With- hold	For All Except

The undersigned appoints the official proxy committee consisting of the following members of the Board of Directors of Annapolis Bancorp, Inc. (the “Company”), Messrs. Lawrence W. Schwartz, Ermis Sfakiyanudis, and Clifford T. Solomon each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 17, 2007, at 4:00 p.m., Eastern Daylight Savings Time, at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401, and at any and all adjournments thereof, as follows:

	1. The election as directors of all nominees listed (except as marked to the contrary below):		☐	☐	☐
	Clyde E. Culp, III	Kendel S. Ehrlich
	Stanley J. Klos, Jr.	Richard M. Lerner
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
________________________________________________ 2. To approve the Annapolis Bancorp, Inc. 2007 Employee Stock Purchase Plan
è PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐	For ☐	Against ☐	Abstain ☐
3. The ratification of Stegman & Company as the independent registered public accountants of the Company for the year ending December 31, 2007.

Please be sure to sign and date this Proxy in the box below.	For ☐	Against ☐	Abstain ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AS DIRECTORS UNDER PROPOSAL I, FOR PROPOSALS II AND III, AND AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Date

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated April 13, 2007.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

Stockholder sign above	Co-holder (if any) sign

Detach above card, sign, date and mail in postage paid envelope provided.

ANNAPOLIS BANCORP, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY